Exhibit 4.1

NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

Effective Date: ________________	Void After: ___________

CLEAN COAL TECHNOLOGIES, INC.

WARRANT TO PURCHASE COMMON STOCK

For value received on _____________, 2015 (the “Effective Date”), CCTC ACQUISITION PARTNERS LLC (the “Holder”) is entitled to purchase from Clean Coal Technologies, Inc., a Nevada corporation (the “Company”), _______________ shares (each such share as from time to time adjusted as hereinafter provided being a “Warrant Share” and all such shares being the “Warrant Shares”) of the Company’s Common Stock (as defined below), at the Exercise Price (as defined below), as adjusted from time to time as provided herein, on or before ______________, 2018 (the “Expiration Date”), in accordance with exemptions from registration afforded by Section 4(2) of the Securities Act and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act, pursuant to a Subscription Agreement, dated as of November 25, 2015, between the Company and the Holder (the “Subscription Agreement”).  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Subscription Agreement.

As used in this Warrant to Purchase Common Stock (this “Warrant”), (a) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York, New York, are authorized or required by law or executive order to close; (b) “Common Stock” means the common stock of the Company, par value $0.0001 per share, including any securities issued or issuable with respect thereto or into which or for which such shares may be exchanged for, or converted into, pursuant to any stock dividend, stock split, stock combination, recapitalization, reclassification, reorganization or other similar event; (c) “Exercise Price” means $______ per share of Common Stock, subject to adjustment as provided herein; (d) “Exercise Period” means the period commencing on the Effective Date and ending at 5:00 P.M., local time in New York City, on the Expiration Date; (e) “Trading Day” means any day on which the Common Stock is traded (or available for trading) on its principal trading market; (f) “Affiliate” means any person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a person, as such terms are used and construed in Rule 144 promulgated under the Securities Act.

1. Exercise of Warrants.

(a) Exercise Procedures.

(i) The Holder may exercise this Warrant, in whole or in part, at any time and from time to time during the Exercise Period, by delivery of the following to the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder:

(A) a duly executed Notice of Exercise in the form attached hereto as Exhibit A (a “Notice of Exercise”);

(B) this Warrant; and

(C) payment of the then-applicable Exercise Price per share multiplied by the number of Warrant Shares being purchased upon exercise of the Warrant (such amount, the “Aggregate Exercise Price”), which payment shall be made in the form of cash, or by certified check, bank draft or money order payable in lawful money of the United States of America.

(ii) If the fair market value of one Warrant Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash in accordance with the procedures set forth in Section 1(a)(i) above, the Holder may, in its sole discretion, exercise all or any part of the Warrant during the Exercise Period in a “cashless” or “net-issue” exercise (a “Cashless Exercise”) by surrender of this Warrant to the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder, together with a duly executed Notice of Exercise, in which event the Company shall issue to the Holder a number of Warrant Shares calculated using the following formula:

X = Y * (A-B)
A

where:	X =	the number of Warrant Shares to be issued to the Holder
	Y =	the number of Warrant Shares with respect to which the Warrant is being exercised
	A =	the fair market value per share of Common Stock
	B =	the then-current Exercise Price

Solely for the purposes of this paragraph, “fair market value” per share of Common Stock shall mean the average Closing Price (as defined below) per share of Common Stock for the 20 Trading Days immediately preceding the date on which the Notice of Exercise is delivered to the Company.  “Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (A) if the Common Stock is then listed or quoted on the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market or any other national securities exchange, the closing price per share of the Common Stock for such date (or the nearest preceding date) on the primary eligible market or exchange on which the Common Stock is then listed or quoted; (B) if prices for the Common Stock are then quoted on OTC Markets, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) so quoted; or (C) if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing bid price per share of the Common Stock so reported.  If the Common Stock is not publicly traded as set forth above, the “fair market value” per share of Common Stock shall be reasonably and in good faith determined by the Board of Directors of the Company as of the date which the Notice of Exercise is delivered to the Company.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for such shares shall be deemed to have commenced, on the date this Warrant was originally issued.

(iii) Upon the exercise of this Warrant in compliance with the provisions of this Section 1(a), the Company shall promptly issue and cause to be delivered to the Holder a certificate for the Warrant Shares purchased by the Holder. Each exercise of this Warrant shall be effective immediately prior to the close of business on the date (such date, the “Date of Exercise”) that the conditions set forth in Section 1(a)(i) or (ii), as applicable, have been satisfied.  On the first Business Day following the date on which the Company has received each of the deliveries required under Section 1(a)(i) or (ii), as applicable (the “Exercise Delivery Documents”), the Company shall transmit an acknowledgment of receipt of the Exercise Delivery Documents to the Company’s transfer agent (the “Transfer Agent”). On or before the fifth Business Day following the date on which the Company has received all of the Exercise Delivery Documents (such day, the “Share Delivery Date”), the Company shall use its reasonable efforts to cause the Transfer Agent to issue and dispatch by certified or registered mail or overnight courier (at the Holder’s cost) to the address as specified in the Notice of Exercise, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise.

(b) Partial Exercise. If, pursuant to Section 1(a), this Warrant is exercised for less than all of the then-current number of Warrant Shares purchasable hereunder, then the Company shall issue to the Holder, as soon as practicable and in no event later than seven Business Days after such exercise, a new Warrant of like tenor exercisable for the remaining number of Warrant Shares purchasable hereunder.

(c) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 16.

2. Issuance of Warrant Shares.

(a) The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be (i) duly authorized, fully paid and non-assessable, and (ii) free from all liens, charges and security interests, with the exception of claims arising through the acts or omissions of any Holder and except as arising from applicable federal and state securities laws.

(b) The Company shall register this Warrant upon records to be maintained by the Company for that purpose in the name of the record holder of such Warrant from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner thereof for the purpose of any exercise thereof, any distribution to the Holder thereof and for all other purposes.

(c) The Company will not, by amendment of its Articles of Incorporation, By-Laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all action necessary or appropriate in order to protect the rights of the Holder to exercise this Warrant, or against impairment of such rights.

3. Adjustments of Exercise Price, Number and Type of Warrant Shares, and Exercise Limit.

(a) The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3; provided, that notwithstanding the provisions of this Section 3, the Company shall not be required to make any adjustment if, and to the extent that, such adjustment would require the Company to issue a number of shares of Common Stock in excess of its authorized but unissued shares of Common Stock, less all amounts of Common Stock that have been reserved for issuance upon the conversion of all outstanding securities convertible into shares of Common Stock and the exercise of all outstanding options, warrants and other rights exercisable for shares of Common Stock. If the Company does not have the requisite number of authorized but unissued shares of Common Stock to make any adjustment, the Company shall use its reasonable efforts to obtain the necessary shareholder consent to increase the authorized number of shares of Common Stock to make such an adjustment pursuant to this Section 3.

(i) Subdivision or Combination of Stock. In case the Company shall at any time subdivide (whether by way of stock dividend, stock split or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined (whether by way of stock combination, reverse stock split or otherwise) into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased. The Exercise Price and the Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 3(a)(i).

(ii) Reorganization, Reclassification, Consolidation, Merger or Sale.

(A) If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that there is no “Change of Control” of the Company (as hereafter defined) and holders of Common Stock shall be entitled to receive stock, securities, or other assets or property in exchange for their Common Stock (an “Organic Change”), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable assuming the full exercise of the rights represented by this Warrant. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, registration rights) shall thereafter be applicable, in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The Company will not effect any such Organic Change unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such Organic Change purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the then holders of a majority of the Warrants issued in the Offering executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

(B) Except as otherwise provided herein, if any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that there is a “Change of Control” of the Company (as hereafter defined) and holders of Common Stock shall be entitled to receive stock, securities, or other assets or property in exchange for their Common Stock (a “Control Change”), then, the Holder shall be required to accept the net value of the Warrant (the fair market value less the Exercise Price) in exchange for the cancellation of the Warrant. Such consideration shall be paid to the Holder at the same time as the consideration from the Control Change is paid to the holders of the Company’s Common Stock. As a condition of such Control Change, the Company shall be required to comply with subsection (C) below. “Change of Control” shall mean (I) any person or group of persons within the meaning of § 13(d)(3) of the Exchange Act becoming the beneficial owner, directly or indirectly, in a single transaction or a series of transactions, of thirty percent (30%) or more of the total fair market value or total voting power of the stock in the Company, (II) the sale of all or substantially all of the Company’s assets to an entity that is not a subsidiary of the Company, or (III) a merger, consolidation or reorganization involving the Company, following which the current stockholders of the Company as of the date of this Subscription Agreement (the “Current Stockholders”) will not have voting power with respect to at least fifty percent (50%) of the voting securities entitled to vote generally in the election of directors of the surviving entity; or (IV) the consummation of a sale by the Current Stockholders to a third party of some or all of the shares of Common Stock held by the Current Stockholders, which sale results in the Current Stockholders having voting power with respect to less than fifty percent (50%) of the voting securities entitled to vote in the election of directors of the Company.

(C) If there is an Organic Change or a Control Change, then the Company shall cause to be mailed to the Holder at its last address as it shall appear on the books and records of the Company, at least ten calendar days before the effective date of the Organic Change or the Control Change, a notice stating the date on which such Organic Change or Control Change is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares for securities, cash, or other property delivered upon such Organic Change or Control Change; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the ten-day period commencing on the date of such notice to the effective date of the event triggering such notice. In any event, the successor corporation (if other than the Company) resulting from an Organic Change (but not from a Control Change) shall be deemed to assume such obligation to deliver to such Holder such shares of stock, securities or assets even in the absence of a written instrument assuming such obligation to the extent such assumption occurs by operation of law.

(b) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 3, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The certificate shall also set forth the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

(c) Certain Events. If any event occurs as to which the other provisions of this Section 3 are not strictly applicable but the lack of any adjustment would not fairly protect the purchase rights of the Holder under this Warrant in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect the purchase rights of the Holder under this Warrant in accordance with the basic intent and principles of such provisions, then the Company’s Board  of Directors will, in good faith, make an appropriate adjustment to protect the rights of the Holder; provided, that no such adjustment pursuant to this Section 3(c) will increase the Exercise Price or decrease the number of Warrant Shares except as otherwise determined pursuant to this Section 3.

(d) Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. In the event the Company shall at any time prior to the Expiration Date issue Additional Shares of Common Stock, as defined below, without consideration or for a consideration per share less than the Exercise Price (as such amount may be adjusted just prior to such issue pursuant to this Section 3), then the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction, (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue plus (B) the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Exercise Price; and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, (I) for the purpose of this Section 3(d), all shares of Common Stock issuable upon conversion or exchange of convertible securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (II) the number of shares of Common Stock deemed issuable upon conversion or exchange of such outstanding convertible securities shall be determined without giving effect to any adjustments to the conversion or exchange price or conversion or exchange rate of such convertible securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation. For purposes of this Warrant, “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company after the Effective Date (including, without limitation, any shares of Common Stock issuable upon conversion or exchange of any convertible securities or upon exercise of any option or warrant), other than:  (1) shares of Common Stock issued or issuable upon conversion or exchange of any convertible securities or exercise of any options or warrants outstanding on the Effective Date; (2) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Sections 3(a) above; (3) shares of Common Stock (or options with respect thereto) issued or issuable to employees or directors of, or consultants to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company including, but not limited to, the Company’s equity incentive plans described in the Company’s SEC Filings (as defined in the Subscription Agreement); (4) any securities issued or issuable by the Company pursuant to this Warrant; (5) securities issued pursuant to acquisitions or strategic transactions approved by a majority of disinterested directors of the Company (excluding transactions in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities); (6) securities issued to financial institutions, institutional investors or lessors in connection with credit arrangements, equipment financings or similar transactions approved by a majority of disinterested directors of the Company; and (7) shares of Common Stock issued or issuable upon conversion or exchange of any convertible securities or exercise of any options or warrants issued pursuant to the Subscription Agreement.  The provisions of this Section 3(d) shall not operate to increase the Exercise Price.

Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 3(d), the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(e) Notwithstanding the provisions of this Section 3, the Company shall not be required to make any adjustment if, and to the extent that, such adjustment would require the Company to issue a number of Warrant Shares in excess of its authorized but unissued shares of Common Stock, less all amounts of Common Stock that have been reserved for issue upon the conversion of all outstanding securities convertible into shares of Common Stock and the exercise of all outstanding options, warrants and other rights exercisable for shares of Common Stock.  If the Company does not have the requisite number of authorized but unissued shares of Common Stock to make any adjustment, the Company shall use its reasonable efforts to obtain the necessary stockholder consent to increase the authorized number of shares of Common Stock to make such an adjustment pursuant to this Section 3.

(f) Notwithstanding anything to the contrary set forth in this Warrant, at no time may a Holder of this Warrant (other than the Holder for purposes of this Section 3(f)) exercise this Warrant if the number of Warrant Shares to be issued pursuant to such exercise would cause the number of shares of Common Stock owned by such Holder at such time to exceed, when aggregated with all other shares of Common Stock owned by such Holder and its affiliates at such time, the number of shares of Common Stock which would result in such Holder, its affiliates, any investment manager having discretionary investment authority over the accounts or assets of such Holder, or any other persons whose beneficial ownership of Common Stock would be aggregated with such Holder’s for purposes of Section 13(d) and Section 16 of the 1934 Act, beneficially owning (as determined in accordance with Section 13(d) of the 1934 Act and the rules thereunder) (such ownership, “Beneficial Ownership”) in excess of 9.99% of the then issued and outstanding shares of Common Stock; provided, however, that upon a Holder of this Warrant providing the Company with 61 days’ notice (pursuant to this Warrant) (the “Waiver Notice”) that such Holder would like to waive this Section 3(f)  with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 3(f) shall be of no force or effect with regard to those shares of Common Stock referenced in the Waiver Notice.

4. Transfers and Exchanges of Warrant and Warrant Shares.

(a) Registration of Transfers and Exchanges. Subject to Section 4(c) of this Warrant, upon the Holder’s surrender of this Warrant, with a duly executed copy of the Form of Assignment attached hereto as Exhibit B, to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder, the Company shall register the transfer of all or any portion of this Warrant. Upon such registration of transfer, the Company shall issue a new Warrant, in substantially the form of this Warrant, evidencing the acquisition rights transferred to the transferee and a new Warrant, in similar form, evidencing the remaining acquisition rights not transferred (if any), to the Holder requesting the transfer.

(b) Warrant Exchangeable for Different Denominations. The Holder may exchange this Warrant for a new Warrant or Warrants, in substantially the form of this Warrant, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder, each of such new Warrants to be dated the date of such exchange and to represent the right to purchase such number of Warrant Shares as shall be designated by the Holder. The Holder shall surrender this Warrant with duly executed instructions regarding such re-certification of this Warrant to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder.

(c) Restrictions on Transfers. This Warrant may not be transferred at any time without (i) registration under the Securities Act or (ii) an exemption from such registration and a written opinion of legal counsel addressed to the Company that the proposed transfer of the Warrant may be effected without registration under the Securities Act, which opinion will be in form and from counsel reasonably satisfactory to the Company.

5. Mutilated or Missing Warrant Certificate.

If this Warrant is mutilated, lost, stolen or destroyed, upon request by the Holder, the Company will, at its expense, issue, in exchange for and upon cancellation of the mutilated Warrant, or in substitution for the lost, stolen or destroyed Warrant, a new Warrant, in substantially the form of this Warrant, representing the right to acquire the equivalent number of Warrant Shares; provided, that, as a prerequisite to the issuance of a substitute Warrant, the Company may require satisfactory evidence of loss, theft or destruction as well as an indemnity from the Holder of a lost, stolen or destroyed Warrant.

6. Payment of Taxes.

The Company will pay all transfer and stock issuance taxes attributable to the preparation, issuance and delivery of this Warrant and the Warrant Shares (and replacement Warrants other than those replacement Warrants issued pursuant to Section 5) including, without limitation, all documentary and stamp taxes; provided, however, that the Company shall not be required to pay any tax in respect of the transfer of this Warrant, or the issuance or delivery of certificates for Warrant Shares or other securities in respect of the Warrant Shares to any person or entity other than to the Holder.

7. Fractional Warrant Shares.

No fractional Warrant Shares shall be issued upon exercise of this Warrant. The Company, in lieu of issuing any fractional Warrant Share, shall round down the aggregate number of Warrant Shares issuable to a Holder to the nearest whole share.

8. No Stock Rights; Legend.

No holder of this Warrant, as such, shall be entitled to vote or be deemed the holder of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or subscription rights or otherwise (except as provide herein).

The Warrant Shares issuable upon exercise of this Warrant  may not be sold or transferred unless (a) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that (i) the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (ii) such shares are to be sold or transferred pursuant to Rule 144 under the Securities Act (or a successor rule) (“Rule 144”) without any restriction as to the number of securities as of a particular date that can then be immediately sold or (iii) such shares are to be sold or transferred outside the United States in accordance with Rule 904 of Regulation S under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold or (b) such shares are registered for sale by the Holder under an effective registration statement filed under the Securities Act.  Except as otherwise provided in this Agreement (and subject to the removal provisions set forth below), until such time as the Warrant shall have been registered under the Securities Act, or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon exercise of this Warrant that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) WITHIN THE UNITED STATES AFTER REGISTRATION OR IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) WITHIN THE UNITED STATES IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND THE HOLDER HAS PRIOR TO SUCH SALE FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION.

The legend set forth above shall be removed and the Company shall issue to the Holder a new certificate therefor free of any transfer legend if (A) the Company or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Securities Act and the shares are so sold or transferred or (B) in the case of Common Stock issuable upon exercise  of this Warrant  (to the extent such securities are deemed to have been acquired on the same date), such securities are registered for sale by the Holder under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold.  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the effective date of any registration statement under the Act registering the resale of the Common Stock issuable upon exercise of this Warrant if required by the Company’s transfer agent to effect the removal of the legend hereunder.

9. Notices.

Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 20 of the Subscription Agreement.

10. Severability.

If a court of competent jurisdiction holds any provision of this Warrant invalid or unenforceable, the other provisions of this Warrant will remain in full force and effect. Any provision of this Warrant held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11. Binding Effect.

This Warrant shall be binding upon and inure to the sole and exclusive benefit of the Company, its successors and assigns, and the registered Holder or Holders from time to time of this Warrant and the Warrant Shares.

12. Survival of Rights and Duties.

This Warrant shall terminate and be of no further force and effect on the earlier of (a) 5:00 p.m., local time in New York City, on the Expiration Date and (b) the date on which this Warrant has been exercised in full.

13. Governing Law.

This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  The Holder, by accepting this Warrant, and the Company each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or -arising out of this Warrant.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant.  The Holder, by accepting this Warrant, and the Company each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  The Holder, by accepting this Warrant, and the Company each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  THE HOLDER, BY ACCEPTING THIS WARRANT, AND THE COMPANY EACH WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.  Each party shall bear its own expenses in any litigation conducted under this section.

14. Dispute Resolution.

In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations to the Holder within five Business Days of receipt of the Notice of Exercise giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within five Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within five business days, submit (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to resolve such dispute by choosing, in its entirety, the determination or calculation proposed by either the Company or the Holder, and the investment bank or accountant, as the case may be, shall have no authority to make any other resolution of such dispute.  The investment bank or accountant, as the case may be, shall notify the Company and the Holder of the results no later than 30 days from the time it receives the disputed determinations or calculations.  The investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon the Company and the Holder absent manifest error.  The costs and expenses of the investment bank or accountant, as the case may be, in connection with the resolution of such dispute will be paid by the party whose determination or calculation is not chosen by the investment bank or accountant, as the case may be, in its resolution of the dispute.

15. Notices of Record Date.

Upon (a) any establishment by the Company of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or right or option to acquire securities of the Company, or any other right, or (b) any capital reorganization, reclassification, recapitalization, merger or consolidation of the Company with or into any other corporation, any transfer of all or substantially all the assets of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, or the sale, in a single transaction, of a majority of the Company’s voting stock (whether newly issued, or from treasury, or previously issued and then outstanding, or any combination thereof), the Company shall mail to the Holder at least ten Business Days, or such longer period as may be required by law, prior to the record date specified therein, a notice specifying (i) the date established as the record date for the purpose of such dividend, distribution, option or right and a description of such dividend, option or right, (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up, or sale is expected to become effective and (iii) the date, if any, fixed as to when the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, transfer, consolation, merger, dissolution, liquidation or winding up.

16. Reservation of Shares.

Subject to Section 3(e) of this Warrant, the Company shall reserve and keep available out of its authorized but unissued shares of Common Stock for issuance upon the exercise of this Warrant, free from pre-emptive rights, such number of shares of Common Stock for which this Warrant shall from time to time be exercisable. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation. Subject to Section 3(e) of this Warrant, without limiting the generality of the foregoing, the Company covenants that it will use reasonable efforts to take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and use reasonable efforts to obtain all such authorizations, exemptions or consents, including but not limited to consents from the Company’s stockholders or Board of Directors or any public regulatory body, as may be necessary to enable the Company to perform its obligations under this Warrant.

17. No Third Party Rights.

This Warrant is not intended, and will not be construed, to create any rights in any parties other than the Company and the Holder, and no person or entity may assert any rights as third-party beneficiary hereunder.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first set forth above.

CLEAN COAL TECHNOLOGIES INC.

By:

Name:    Robin Eves

Title:      President and Chief Executive Officer

[SIGNATURE PAGE TO WARRANT TO PURCHASE COMMON STOCK]

EXHIBIT A

NOTICE OF EXERCISE

To Clean Coal Technologies, Inc.:

The undersigned hereby irrevocably elects to purchase ____________ shares of common stock, par value $0.0001 per share, in Clean Coal Technologies, Inc. pursuant to the terms of the attached Warrant (the “Warrant”).  In connection with such exercise:

(mark one)

_________   the undersigned tenders herewith the Aggregate Exercise Price (as defined in the Warrant) in the amount of $                                                                  , and agrees to tender payment of any applicable taxes payable by the undersigned pursuant to the Warrant; or

_________  the undersigned elects to purchase such shares pursuant to the terms of the Cashless Exercise provisions set forth in Section 1(a)(ii) of the Warrant, and agrees to tender payment of any applicable taxes payable by the undersigned pursuant to the Warrant.

The undersigned requests that certificates for such shares be issued in the name of:

  (Please print name, address and social security or federal employer identification number (if applicable))

If the shares issuable upon this exercise of the Warrant are not all of the Warrant Shares which the Holder is entitled to acquire upon the exercise of the Warrant, the undersigned requests that a new Warrant evidencing the rights not so exercised be issued in the name of and delivered to:

  (Please print name, address and social security or federal employer identification number (if applicable))

Name of Holder (print):

Signature:

By:

Title:

Dated:

EXHIBIT B

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned under the attached Warrant (the “Warrant”) to acquire the number of Warrant Shares (as defined in the Warrant) set opposite the name of such assignee below, and all other rights of the undersigned in and to the foregoing Warrant with respect to such Warrant Shares:

Name of Assignee	Address	Number of Warrant Shares

If the total of the Warrant Shares assigned hereby are not all of the Warrant Shares evidenced by the Warrant, the undersigned requests that a new Warrant evidencing the right to acquire the Warrant Shares not so assigned be issued in the name of and delivered to the undersigned at the address set forth below.

Name of Holder (print):

Signature:

By:

Title:

Address: